PURCHASE AGREEMENT

THIS AGREEMENT made and entered into as of the 15th day of October, 2015.

BETWEEN: Mega Mines, Inc. (MMI) a Florida Corporation, wholly owned subsidiary of American International Ventures, Inc. (AIVN), 15105 Kestrelglen Way, Lithia, FL 33547 (Herein called the "Buyer").

AND
American International Ventures, Inc.., (AIVN) a Delaware Corporation, Established January 1998, address 15122 Tealrise Way, Lithia, Florida 33547 (Herein called the "Seller").

WHERAS the Seller has represented that, it is eighty five percent recorded owner of **AIVN DE MEXICO S.A. DE C.V** (AIVNDM). Established March 3, 2013 in Mexico and to the property called the Mining Concessions (A) and Notes (B) (the "Property") described in Schedule "A & B" attached hereto;

AND WHEREAS the Seller, will sell to the Buyer an undivided 85% right to AIVNDM and title and interest surface and mineral concession rights on the Property on the terms and conditions hereinafter set forth;

1. Definitions
The following words, phrases and expressions shall have the following meanings:

(a) MMI IS MEGA MINES INC.
(b) AIVNDM IS AIVN DE MEXICO.
"Facilities" means all mines, concessions and plants, including without limitation, all pits, shafts, adits, haulageways, raises and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(c) "Force Majeure" means an event beyond the reasonable control of the Buyer that prevents or delays it from conducting the activities contemplated by this Agreement other than the making of payments referred to in Section 4 herein. Such events shall include but not be limited to acts of God, war, insurrection, action or inaction of governmental agencies reflecting an instability in government procedures, or delay in permitting unacceptable to both Seller and Buyer;

(d) "Mineral Concessions" means the commercial end products derived from operating the Property as a mine.

(e)"Mining Concessions" (See Schedule A) includes every kind of work done on or with respect to Property by or under the direction of the Buyer pursuant to an approved Work Program: and without limiting the generality of the foregoing, including all work capable of receiving assessment credits pursuant to the Mexican Law and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any considered to be prospecting, exploration, development, a feasibility study,

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mining work, milling concentration, beneficiation or ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities;

(f) "Ownership" means the ownership transferred by AIVN (the Seller) to MMI (the Buyer) 85% right, title and interest in and to the Company (AIVNDM) and Concession.

(g) Once settlement under the terms of this agreement is completed, MMI will assume full ownership of AIVNDM and the concessions outlined in Schedule A;

(h) "Purchase Period" means the period from the date hereof to the date at when the Buyer has performed its obligations to acquire its 85% interest in the Property as set out in number 4 hereof, or the termination of this Agreement, whichever is earlier;

(i) "Property" means the mineral concessions described in Schedule "A";

(j)"Filing Fees" means all fees, payments and expenses necessary to keep the patented/unpatented claims in good standing with federal, state and local government entities including property taxes;

2. Headings

Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof. Singular, Plural; whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

3. Ownership

The Seller hereby grants to the Buyer the sole and exclusive right to OWNERSHIP OF THE CONCESSION after the Buyer delivers to Seller 10,000,000 shares of MMI and $500,000.

(a) On or before December 15, 2015, the Buyer will deliver to Seller 10,000,000 shares of restricted common stock of MMI and five hundred thousand dollars ($500,000) before December 15, 2015.

4. Transfer of AIVN DE MEXICO & Concession

The Seller will deliver a Mining Concession (Schedule A) duly executed Purchase Agreement in favor of the Buyer. Upon Sellers completion of all the conditions by December 15, 2015 the Buyer will issue ten million common shares of Mega Mines Inc. and ($500,000) for the acquisition of AIVNDM.

5. Termination

This Agreement shall forthwith terminate in circumstances where:

(a) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Buyer.

6. Representations and Covenants of the Seller

The Seller represents and covenants to and with the Buyer, as of this date, as follows:

(a) The Seller is a company duly organized validly existing and in good standing under the laws of State of Delaware AIVN;

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(b) The Seller has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement

(c) Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) The Agreement constitutes a legal, valid and binding obligation of the Seller;

(f) The Property is accurately described in Schedule "A".

The Seller indemnifies and holds harmless the Buyer from any and all suits, judgments, actions, liabilities, whether environmental or other that the Seller is aware of as pending or contemplated prior to this agreement.

7. Representations and Covenants of the Buyer

The Buyer represents and covenants to and with the Seller that:

(a) The Buyer is a company duly organized validly existing and in good standing under the laws of Florida;

(b) The Buyer has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of it constating documents; and

(e) This Agreement constitutes a legal, valid and binding obligation of the Buyer.

8. Indemnity and Survival of Representation

The representation Seller and Buyer hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Buyer and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, Ownership, covenant, agreement or condition made by them and contained in this Agreement.

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The Seller hereby indemnifies and saves harmless the Buyer, and its officers, directors, employees, consultants, or agents from any liability arising from any and every kind of work done on or with respect to the Property prior to the signing of this Agreement (the "Prior Operations"). Without limiting the generality of the foregoing, Prior Operations includes all work capable of receiving assessment credits pursuant to The Mexico Mining Law and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral Concessions to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.

The Buyer hereby indemnifies and saves harmless the Seller, and its officers, directors, employees, consultants, or agents from any liability arising from any and every kind of work done on or with respect to the Property after the signing of this Agreement (the "Future Operations"). Without limiting the generality of the foregoing, Future Operations includes all Mining Operations, construction of any Facilities, and all work capable of receiving assessment credits pursuant to The Mexico Mining Law and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral Concessions to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.

9. Confidentiality

Except as required by law, the parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation or if an acceptable confidentiality agreement has been obtained from a third party.

10. Notice

All notices, consents, demands and requests (in this Section 12 called the "Communication") required or permitted to be given under this Agreement shall be in writing and may be delivered personally sent by electronic means or may be forwarded by first class prepaid registered mail to the parties at their addresses first above written. Any Communication delivered personally or sent electronically including email shall be deemed to have been given and received on the second business day next following the date of sending. Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labor dispute which might affect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered. For purposes of this agreement and as a definition of address the Sellers email shall be defined as jackwagenti@aivn.co

The Buyers email shall be defined as rosaura638@aol.com.com

Notice will be provided to each party should their respective email address change.

11. Further Assurances

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

12. Entire Agreement

The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

13. Proper Law and Arbitration

This Agreement will be governed by and construed in accordance with the laws of the State of Florida and the laws of the United States of America. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived there from, shall be referred to and finally resolved by arbitration under the rules of The Arbitration Act of Florida. Each party shall select one arbitrator and the two arbitrators will select a third arbitrator. The decision of the three (3) arbitrators shall be binding on the parties.

14. Inurement

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 15th day of October, 2015.

American International Ventures Inc.,

Per:____________________
Jack Wagenti, CEO

Mega Mines Inc.

Per:____________________
Jose Garcia, CEO

SCHEDULE "A"

The List of gold mining Concessions in the name of AIVNDM and pertinent to this agreement–
Located in Mexico:

Sorpressa IV owned by AIVN DE MEXICO subsidiary of AIVN
Paid 15%: AIVN de Mexico to twin brothers that owned the concession.

CLAIMS TO ACQUIRE WITH THE $500,000

NAME OF CLAIM	ID NUMBER	HECTERES
La Sorpresa	203304	90.000
La Sorpresa II	203254	265 .000
La Sorpresa III	206200	71.000
La Sorpresa III Fraccion 2 Fracc. 1	227920	12.000
La Sorpresa III Fraccion 2 Fracc. II	227921	12.000
La Sorpresa III Fraccion 2 Fracc. 111	227922	72.000
El Cid	219881	550.674
El Cid I	219882	72.000
Dolores	219883	1,266.150
M. Carter		

SCHEDULE "B"

PROMISSORY NOTE	AMOUNT	DUE DATE
October 10, 2013	$50,000	October 10, 2016
November 12, 2013	$50,000	November 12, 2016

INSTALLMENT PROMOSSORY NOTE	AMOUNT	DUE DATE
March 31, 2014	$450,000	June 15, 2016
December 15, 2014	$400,000	May 15, 2016

PROMISSORY NOTE BASED ON INCOME
REPLACES SHEDULE "B"

NOTE ATTACHED

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PROMISSORY NOTE BASED ON INCOME

$950,000 Date: October 8, 2015

For valued received, the undersigned AIVN DE Mexico S.A. DE C.V. at Guadalajara, ML. L13, Ensenada, Mexico and Mega Mines Inc., (the "Borrower"), promises to pay to the order of American International Ventures, Inc., (the "Lender), at 15122 Tealrise Way, Lithia, Florida 33547, (or at such other place as the Lender may designate in writing) the sum of $950,000 with five percent interest. This note replaces the following Promissory and Installment Notes: $50,000 October 10, 2013, $50,000 November 12, 2013, $400,000 December 15, 2014 and $450,000 March 31, 2014.

The Borrower reserves the right to prepay this Note at any time.

After mining production begins Borrower must pay twenty percent (20%) of monthly net income from the sale of all precious metals. If the payment obligation under this Note is not paid, the Borrower promises to pay all cost of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is secure by all equipment, and all concessions dated October 15, 2015. The Lender is not required to rely on the above security instrument and the assets secured therein for payment of the Note in the case of default, but may proceed directly against the Borrower.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice:

(1) the failure of the Borrower to pay 20% of monthly net income from the sale of precious metals;
(2) the sale of the Borrower or Lender;
(3) the filing of bankruptcy proceedings involving the Borrower as a debtor;
(4) the application for the appointment of a receiver for the Borrower;
(5) the making of a general assignment for the benefit of the Borrower's creditors;
(6) the insolvency of the Borrower.

In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments on this Note shall be paid in legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Florida.

Signed this 15th day of October, 2015, at Lithia, Florida 33547

Borrower:

AIVN DE Mexico S.A. DE C.V.

By: ______________________________

Jack Wagenti, Chairman